UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

LMP Real Estate Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21098	03-0460657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

(888) 777-0102

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

LMP Real Estate Income Fund Inc. (NYSE: RIT) (the “Fund”) today announced that the Fund’s Board of Directors approved the conversion of the Fund from a closed-end fund to an open-end fund through a merger with and into ClearBridge Real Estate Opportunities Fund (“CRO”), a series of Legg Mason Funds Trust (“LM Trust”) (the “Merger”). LM Trust is newly organized and expects to register as an open-end management investment company under the Investment Company Act of 1940, as amended. The Merger will require the approval of the Fund’s stockholders. If approved by stockholders of the Fund, the Merger is anticipated to occur during the second quarter of 2016. If the Merger is consummated, stockholders of the Fund will become holders of Class O shares of CRO and will have the ability to redeem their shares at net asset value, subject to certain conditions including the imposition of a redemption fee of 1% for one year after the Merger.

The Fund and CRO have different investment objectives, but similar investment policies and strategies. The Fund’s primary investment objective is high current income with capital appreciation as a secondary investment objective. CRO’s primary investment objective is total return. CRO is expected to invest in a broader universe of real estate and real estate-related companies.

As previously announced, Bulldog Investors, LLC (“Bulldog”) and the Fund have entered into a Settlement Agreement following a protracted proxy contest pursuant to which Bulldog has agreed vote in favor of (i) the Merger, (ii) any routine management proposal, including a proposal relating to the election of directors or selection of auditors and (iii) the Board of Director’s recommendation on any proposal submitted by a stockholder.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Merger, the Fund and LM Trust intend to file a proxy statement/prospectus on Form N-14 with the Securities and Exchange Commission (“SEC”). Investors are advised to read the proxy statement/prospectus when it becomes available because it will contain important information. When filed with the SEC, the proxy statement/prospectus and other documents filed will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Fund at 1-888-777-0102.

The Fund, its directors and executive officers and the Fund’s investment adviser, members of its management and employees may be deemed to be participants in the Fund’s solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the participants in the solicitation will be set forth in the Fund’s proxy statement and stockholder reports on Form N-CSR, to be filed with the SEC.

For more information, please call 1-888-777-0102 or consult the Fund’s web site at www.lmcef.com.

This communication is not intended to, and shall not, constitute an offer to purchase as sell shares of the Fund.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release of the Fund, dated October 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 23, 2015

LMP Real Estate Income Fund Inc.

By:	/s/ George P. Hoyt
George P. Hoyt
Assistant Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press Release dated October 23, 2015